EXHIBIT 99.4

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Shares of Venator Materials PLC, a public limited company formed under the laws of England and Wales, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated October 24, 2023.

CITADEL SECURITIES LLC		CITADEL ADVISORS LLC

By:	/s/ Guy Miller	By:	/s/ Seth Levy
	Guy Miller, Authorized Signatory		Seth Levy, Authorized Signatory

CITADEL SECURITIES GROUP LP		CITADEL ADVISORS HOLDINGS LP

By:	/s/ Guy Miller	By:	/s/ Seth Levy
	Guy Miller, Authorized Signatory		Seth Levy, Authorized Signatory

CITADEL SECURITIES GP LLC		CITADEL GP LLC

By:	/s/ Guy Miller	By:	/s/ Seth Levy
	Guy Miller, Authorized Signatory		Seth Levy, Authorized Signatory

CITADEL EQUITY FUND LTD.		KENNETH GRIFFIN

By:	/s/ Seth Levy	By:	/s/ Seth Levy
	Seth Levy, Authorized Signatory		Seth Levy, attorney-in-fact*

*        Seth Levy is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Advisors LLC on Schedule 13G for Allakos Inc. on October 13, 2023.